SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into Material Definitive Agreements.

On May 22, 2017, we entered into a third amendment to our August 25, 2016 agreement to sell Nashville Superspeedway which extends the inspection period under the agreement by an additional 60 days and requires that the Purchaser deposit the remaining $250,000 of earnest money required under the agreement. Closing under the agreement is now scheduled to be a third quarter event and requires resolution of certain matters relating to title, zoning and tax incentives for future development. Various due diligence items have been completed, including geotechnical, environmental, water and sewer capacity matters.

Amendment No. 3 dated May 22, 2017 to Purchase and Sale Agreement by and between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and PDC TN/FL, LLC. is attached to this Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Amendment No. 3 dated May 22, 2017 to Purchase and Sale Agreement dated August 25, 2016 between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and PDC TN/FL, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: May 22, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 dated May 22, 2017 to Purchase and Sale Agreement dated August 25, 2016 between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and PDC TN/FL, LLC.